AMENDMENT NO. 1 TO RIGHTS AGREEMENT

This Amendment No. 1 ("Amendment No. 1") dated as of June 16, 2011, to the Rights Agreement dated as of March 24, 2010 (the "Rights Agreement"), is entered into by and between Vitacost.com, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the "Rights Agent").

W I T N E S S E T H:

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with Section 27 thereof;

WHEREAS, the Company has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement as set forth below;

WHEREAS, all acts and things necessary to make this Amendment No. 1 a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment No. 1 by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and the Rights Agent agree as follows:

1. Definitions. Capitalized terms used in this Amendment No. 1 and not otherwise defined herein shall have the meanings assigned to such terms in the Rights Agreement.

2. Amendment of Section 1(l). The parties hereby agree that Section 1(l) of the Rights Agreement is hereby amended in its entirety as follows:

"Final Expiration Date” shall mean the Close of Business on June 16, 2011.

3. Amendments of Exhibits. The Exhibits to the Rights Agreement shall be restated to reflect this Amendment No. 1, including the making of all conforming changes.

4. Effectiveness. This Amendment No. 1 shall be effective as of the date hereof.  Notwithstanding anything to the contrary herein or in the Rights Agreement, each of the Company and the Rights Agent hereby acknowledges and agrees that at the Close of Business on the Final Expiration Date (as amended hereby), the Rights Agreement shall terminate and be of no further force and effect.

5. Governing Law. THIS AMENDMENT NO. 1 SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED, HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES AND OBLIGATIONS OF THE RIGHTS AGENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

6. Miscellaneous

(a) The amendment to the Rights Agreement set forth herein is limited precisely as written and shall not be deemed to be a consent to any waiver of or a modification of any other term or condition of the Rights Agreement or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and conditions of the Rights Agreement shall continue in full force and effect. Whenever the Rights Agreement is hereinafter referred to, it shall be deemed to mean the Rights Agreement as amended and modified hereby.

(b) If any term, provision, covenant or restriction of this Amendment No. 1 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 1 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(c) This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

(d) The headings of the sections of this Amendment No. 1 have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the day and year first written above.

VITACOST.COM, INC.

By	/s/ Stephen Markert, Jr
Name:	Stephen Markert, Jr.
Title:	Interim Chief Financial Officer

MELLON INVESTOR SERVICES LLC,
as Rights Agent

By	/s/ Judy Hsu
Name:	Judy Hsu
Title:	Vice President, Relationship Manager